UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends (i) the Current Report on Form 8-K of Unity Biotechnology, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission on July 6, 2020 (the “Original Form 8-K”) relating to the appointment of Lynne Sullivan as the Company’s interim chief financial officer. At the time of Ms. Sullivan’s appointment, her compensation had not yet been determined by the Board of Directors of the Company (the “Board”). This Amendment is being filed to report Ms. Sullivan’s compensation pursuant to Instruction 2 to Item 5.02 of Form 8-K. Other than providing the additional information in Item 5.02 below, no other disclosure in Original Form 8-K is amended by this Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, the Company entered into an Executive Employment Agreement (the “Agreement”) with Ms. Sullivan, interim Chief Financial Officer of the Company. Pursuant to the Executive Employment Agreement, Ms. Sullivan will receive an annual base salary of $400,000 and the opportunity to earn an annual performance bonus targeted at 40% of her annual base salary. In addition, the Board granted Ms. Sullivan an option (the “Option”) to purchase 240,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an exercise price per share equal to the closing price of a share of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant. The Option will vest and become exercisable as to 25% of the shares on the first anniversary of Ms. Sullivan’s commencement of employment and thereafter as to 1/48th of the shares underlying the Option on a monthly basis, subject to her continued service to the Company through each date. The Option will be granted pursuant to the Company’s 2018 Incentive Award Plan (the “Plan”) and evidenced by an agreement to be entered into thereunder. In the event of a change in control (as defined in the Plan) or the Company removing Ms. Sullivan from the position of interim Chief Financial Officer for other than cause (as defined in the Agreement) prior to the first anniversary of Ms. Sullivan’s commencement of employment, the vesting of the Option will be accelerated as to 25% of the shares subject to the Option, subject to Ms. Sullivan’s timely execution and delivery of a release of claims.

The foregoing summary of the material terms of the Executive Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: July 31, 2020	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer